UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2007
Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island (State or other jurisdiction of incorporation)	1-6682 (Commission File Number)	05-0155090 (IRS Employer Identification No.)

1027 Newport Ave., Pawtucket, Rhode Island (Address of principal executive offices)	02862 (Zip Code)
Registrant’s telephone number, including area code: (401) 431-8697

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On September 17, 2007, Hasbro, Inc. (the “Company”) completed its previously reported offering of $350 million aggregate principal amount of 6.30% Notes due 2017 (the “Notes”). In connection with the closing of the issuance and sale of the Notes, the Company entered into a first supplemental indenture (the “Indenture”) with The Bank of Nova Scotia Trust Company of New York, as trustee, relating to the Notes. Copies of the Indenture, including the form of the Notes, are filed herewith as exhibits and incorporated by reference herein.
          The Notes are senior unsecured debt obligations of the Company. There is no sinking fund for the Notes. The Notes mature on September 15, 2017 and bear interest at a rate of 6.30% per annum. If the rating on the Notes from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services or Fitch Ratings is reduced to Ba1, BB+ or BB+, respectively, or below, the per annum interest on the Notes will increase as set forth in the Indenture. If any of the ratings agencies subsequently increases its rating with respect to the Notes, the per annum interest rate will be decreased as set forth in the Indenture. In no event will the per annum interest rate on the Notes be reduced below 6.30% or exceed 8.30%.
          The Company may redeem the Notes in whole at any time or in part from time to time, at its option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted at the Treasury Rate (as defined in the Indenture), plus 30 basis points, plus in each case, accrued and unpaid interest thereon to the date of redemption.
          If the Company experiences a Change of Control Repurchase Event (defined as a change of control combined with a below investment grade rating event), it will be required, unless it has exercised its right to redeem the Notes, to offer to purchase the Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest.
     The preceding description of the Indenture and the Notes is qualified in its entirety by the Indenture, including the form of the Notes, filed herewith as exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 8.01 Other Events
          In order to furnish certain exhibits for incorporation by reference into the Company’s Registration Statement on Form S-3, previously filed with the Securities and Exchange Commission (File No. 333-145947), the Company is filing the Indenture and the form of the Notes as exhibits hereto.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
4.1	First Supplemental Indenture dated as of September 17, 2007, between Hasbro, Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, supplementing the Indenture dated as of March 15, 2000.

4.2	Form of 6.30% Notes due 2017 (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.1 hereto).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.
By:	/s/ David D.R. Hargreaves
	Name:	David D.R. Hargreaves
	Title:	Executive Vice President, Finance and Global Operations and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: September 17, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	First Supplemental Indenture dated as of September 17, 2007, between Hasbro, Inc. and The Bank of Nova Scotia Trust Company of New York, as trustee, supplementing the Indenture dated as of March 15, 2000.

4.2	Form of 6.30% Notes due 2017 (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.1 hereto).

4